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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-6 ("Registration Statement") (File No. 333-12989) of our reports dated March 27, 2009 and April 15, 2009, relating to the financial statements of Phoenix Life and Annuity Variable Universal Life Account and of Phoenix Life and Annuity Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 23, 2009